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                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33000, 333-94723, 333-64755, 333-64605,
333-59523, 333-57613, 333-51067, 333-45139, 333-37713 and 333-25431) and
in the Registration Statements on Forms S-8 (No. 333-31696, 333-93117, 333-92327, 333-91999, 333-88421 and 333-39553) of Applied Digital Solutions,
Inc. and subsidiaries (formerly Applied Cellular Technology, Inc.) of our report dated February 24, 1998 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.




Rubin, Brown, Gornstein & Co. LLP
St. Louis, Missouri

March 30, 2000